Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Towers Watson & Co. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
•	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2010, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 17, 2010

/s/ John J. Haley
John J. Haley
Chief Executive Officer

/s/ Roger F. Millay
Roger F. Millay
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Towers Watson & Co. and will be retained by Towers Watson & Co. and furnished to the Securities and Exchange Commission or its staff upon request.